Exhibit 10.1

AGREEMENT

SYNTHETIC BLOOD INTERNATIONAL, INC.

402 West Broadway Street, Suite 400

San Diego, California, 92101

THIS AGREEMENT is by and between Leland C. Clark, Jr., Ph.D., (hereinafter referred to as “Clark”) and Synthetic Blood International, Inc. (hereinafter referred to as “Synthetic”).

As used in this agreement the following terms shall have the following meaning:

Invention: All improvements and discoveries dealing with synthetic blond substitutes, whether or not patented and whether or not reduced to practice, made or conceived by Clark, whether made solely by Clark or jointly with others, from the time of entering this Agreement with Synthetic until termination thereof.

Confidential Information: All information, and data relating to the research, and development of a commercial oxygen carrier that can be used as an artificial blood substitute, owned by Synthetic.

Trade Secret: All confidential information that is treated as a secret by Synthetic.

Abandonment: Any patents, patent applications, or disclosure fitLngs that are developed as part of Clark’s work with Synthetic in the development of artificial blood substitutes that are not pursued or exploited by Synthetic and remain unexploited and not pursued for more than one (1) year.

Upon the mutual covenants, terms and conditions hereinafter.

Synthetic hereby agrees to employ Clark and Clark hereby agrees to accept such employment as a member of the Board of Directors and Vice President in Charge of Research

and Development of Synthetic for a period of five years beginning October l, 1991. In this position Clark shall take responsibility for and direct the Research and Development of the company’s proprietary line of artificial blood substitute products. Clark shall be compensated at the initial rate of $120,000 per year, for full time effort. The actual payment for file first year, will. be $84,000 based on 70% of Clark’s time being spent on the company’s business. The amount will be increased annually based on the amount of time spent on the project, but in any event no less than 70% of time, the success of the research, and an inflation factor. At Clark’s request this compensation may be assigned to Clark Biomedical Research, Inc. Clark shall also be compensated by the issuance of 500,000 shares of common stock of Synthetic.

Clark hereby assigns to Synthetic all of his interest in intellectual, properties that relate to synthetic or artificial blood substitutes that have not been assigned or contractually obligated to be assigned to other persons or organizations. In exchange for this assignment, Synthetic will issue 2, 000,000 shares of common stock of Synthetic to Clark. In addition Synthetic will cause to be issued to Clark an additional 2,338,830 shares of common stock.

Synthetic represents that upon the issuance of the 4,838,830 shares of common voting stock of Synthetic to Clark, there will. be 17,598,830 shares of common voting stock Issued and outstanding and no other class of stock is authorized.

Clark here binds himself to communicate fully and promptly to Synthetic and preserve as confidential, all inventions dealing with an artificial blood substitute that result from the work performed by Clark for Synthetic, or that relate, at the time of conception or reduction to practice, to the business of Synthetic, regardless or not if such invention was developed on Clark’s own time or substantially using Synthetic’s equipment, supplies, facilities or trade secrets. It is understood that Clark shall assign to Synthetic any invention which is developed at least in part on Synthetic’s time, or which related at the time of conception or reduction to practice, to the business of or actual development by Synthetic. Any inventions that do not fall within these provisions shall be released by Synthetic to Clark so that Clark may freely exploit the inventions without interference from Synthetic and Synthetic shall claim no right, title or interest in such inventions.

Clark bind himself to execute, acknowledge, and deliver to Synthetic all paper dealing with artificial blood substitutes including applications for patents and assignments of inventions and patents on such inventions to be issued therefore as Synthetic may doom necessary or desirable to obtain patents on such inventions in any and all countries and/or to protect the interest or Synthetic in such inventions and patents and to vest title thereto in Synthetic.

Clark binds himself to keep confidential, all Confidential Information, and not to communicate or divulge to or use for the benefit of Clark or any other person, firm, association, or corporation without the consent of Synthetic, any information concerning any inventions, discoveries, improvement, processes, formulas, apparatus, equipment methods, trade secrets, research, secret data, costs, uses or purchases of Synthetic’s products or services or other confidential matters possessed, owned or used by Synthetic. All records, files, plans, documents, equipment and the like relating to the business of Synthetic which Clark shall use or prepare or come in contact with shall remain the sole property of Synthetic.

It is understood that all inventions that Clark made prior to joining in this relationship with Synthetic are excluded from the scope of this Agreement, except those relating to artificial blood that are specifically assigned to Synthetic in consideration for the equity position with Synthetic.

It is also understood that if an Abandonment by Synthetic occurs with reference to an invention, patent, or other intellectual property developed by Clark during his tenure with Synthetic, or an invention, patent or intellectual property assigned by Clark to Synthetic as herein provided, said invention, patent or intellectual property, at Clark’s request, shall be assigned to Clark and Synthetic shall have no further right of ownership or interest in said assigned invention, patents, or intellectual property. In the event of Synthetic’s failure to assign these abandoned properties to Clark fowl request, this document shah. serve as the assignment thereof.

Clark has invented and/or patented many inventions relating to artificial blood in the past. Synthetic understands and acknowledges that most of these have been assigned to other organizations. Synthetic agrees that if the use of any of these assigned patents become important or necessary to the development of Synthetic’s products, that Synthetic will use its best efforts to obtain the right, through license or other agreement, to the use of said inventions so that they could be used by Clark in developing Synthetic’s products.

Notwithstanding anything to the contrary herein, Clark shall have the right, in his sole discretion, to terminate and rescind this Agreement by giving thirty (30) days written notice to Synthetic at any time during its term in this event o€ any o€ the following:

1. Synthetic’s dilution without Clark’s written consent, of Clark’s equity interest in Synthetic’s common voting stock below ten percent (10%), or the issuance of any other class of stock without Clark’s written consent;

2. Synthetic’s failure to permit Clark to control the direction and methodology of research and development.

Clark shall have the right, upon thirty (30) days written notice to Synthetic, in his sole discretion, to terminate this Agreement and his obligations hereunder in the event that without his written approval a material portion of the assets of Synthetic are sold, transferred or otherwise assigned, Synthetic is purchased or merged into another company or a material change in the management of Synthetic occurs. In the event Clark elects such termination, all of Clark’s right, title and interest to Clark’s inventions, patents and other intellectual properties shall be transferred to Clark and Clark shall be released from any confidentiality covenants herein contained.

Clark shall have the right, upon thirty (30) days written notice to Synthetic, in his sole discretion, to terminate his employment for health or retirement reasons. In the event Clark elects such termination, Synthetic will retain all right, title and interest in Clark’s work relating to artificial blood substitutes and any other invention, patents or intellectual property that may have been separately assigned to Synthetic by another document.

Synthetic hereby agrees that without Clark’s prior consent, it shall not sell, transfer or assign any invention, confidential information or other intellectual property. Any attempted transfer in derogation of this provision shall be null and void.

It is expressly agreed and understood that nothing contained in this Agreement shall preclude, restrict, or inhibit Clark from pursuing researching, developing, and/or inventing individually or with any other separate and apart from Synthetic any other matters not dealing with synthetic or artificial blood substitutes. Any such inventions, patents or other intellectual property developed by Clark shall be his sole and exclusive property and Synthetic shall claim no right, title or other interest therein.

This shall be binding upon Clark’s and Synthetic’s heirs, executors, administrators or other legal representatives, successors of assigns.

The undersigned Clark hereby acknowledges reading and understanding all of the above and agrees to promptly disclose to Synthetic any invention during the term of this contractual relationship:

/s/		/s/
Witness		Leland C. Clark, Jr, Ph.D.
	Date:	11/20/92

Synthetic Blood International, Inc.

/s/	By:	/s/ Robert Larson
Witness	Date:	11/20/92

SYNTHETIC BLOOD INTERNATIONAL, INC.

402 West Broadway Street, Suite 400

San Diego, California 92101

January 16, 1993

Leland C. Clark, Jr., Ph.D.

111 South Walnut Street

Yellow Springs, Ohio 45387

Dear Dr. Clark:

Reference is made to the Employment Agreement between Clark and Synthetic. This Amendment No 1. to the Employment Agreement (the “Amendment No. 1”) is entered into to amend and clarify certain provisions of the Employment Agreement, which Clark and Synthetic desire to do. Accordingly, the Employment Agreement is hereby amended and clarified as follows:

(1) Synthetic and Clark hereby acknowledge and agree that the Employment Agreement supersedes in its entirety the Employment Agreement, dated October 1, 1991 (as amended on October 15, 1992), between Clark and Synthetic (the “original Employment Agreement”), which Original Employment Agreement is deemed to be, and is, null and void and of no further force and effect effective as of November 20, 1992, the date of the Employment Agreement.

(2) The second full paragraph on Page 5 of the Employment Agreement (which begins “Notwithstanding anything to the contrary herein” and ends with “2. Synthetic’s failure to permit Clark to control the direction and methodology of research and development”) and the carryover paragraph beginning at the bottom of page 5 of the Employment Agreement and continuing on page b (which begins “Clark shall have the right” and ends with “confidentiality covenants herein contained”) are hereby deleted in their entirety and replaced with the following:

“Notwithstanding anything to the contrary herein, Clark shall have the right in his sole discretion, to terminate his employment under the Agreement by giving thirty (30) days written notice to Synthetic at any time during its term in the event of Synthetic’s failure to permit Clark to control the direction and methodology of research and development of Synthetic far reasons other than Clark’s physical or mental disability (as defined below). In the event Clark elects such termination, all of Clark’s right, title and interest. to Clark’s inventions, patents and other intellectual properties shall be transferred to Clark and Clark shall be released from any confidentiality covenants herein contained.

For purposes of this agreement, “physical or mental disability” shall mean Clark’s inability, due to health reasons, to discharge properly his duties of employment for Synthetic for a period of either (i) any 45 consecutive days or (ii) any 180 days in any 365 day period, in each case during the term of this agreement and supported by the opinion of a physician reasonably satisfactory to both Clark (or Clark’s representative) and Synthetic.

Clark hereby agrees that in the event of (i) Synthetic’s dilution of Clark’s equity investment in Synthetic’s common voting stock, (ii) Synthetic’s failure to permit Clark to control the direction and methodology of research and development due to the physical or mental disability of Clark (as defined above), or (iii) a sale, transfer car other assignment of a material portion of the assets of Synthetic, or if Synthetic is purchased or merged into another company or a material change in the management of Synthetic occurs then., in any of these events which are set forth on pages 5 & 6 of the Employment Agreement, Synthetic will retain all right, title and interest in Clark’s work relating to artificial blood substitutes. and any other invention, patents or intellectual property that way have been separately assigned to Synthetic by Clark pursuant to the terms and conditions of another document, and Clark shall also remain subject to, and bound by, all of the confidentiality covenants, agreement and other conditions set forth in the Employment Agreement.”

(3) Clark hereby acknowledges and consent to (a) the execution by Synthetic of a Security Agreement, dated November 20, 1992 (the “Security Agreement”), in favor of Cato Portfolio AG and certain Switzerland banks (collectively, the “Secured Parties”) granting the Secured Parties a security interest all the assets of Synthetic described in said Security Agreement, and (b) the execration of all of the documents to be executed and the consummation of all the transactions to be consummated in connection therewith, as contemplated by and set forth in the Private Placement Memorandum of Synthetic, dated November 23, 1992 (the “Private Placement Memorandum”). Clark further acknowledges and agrees that none of the execution of the Security Agreement, the taking of actions necessary to perfect said Security Agreement, the issuance of the Convertible Debentures or the offering of the Units pursuant to the Private Placement Memorandum, in each case prior to the date of this Amendment No 1, shall constitute a breach by Synthetic of any of the terms and conditions of the Employment Agreement.

This Amendment No. 1 which is in full force and effect as of the date signed below was requested by Cato Portfolio AG in order to clarify certain aspects of Dr. Clark’s Employment Agreement. In the event Cato Portfolio AG is not successful in closing the Regulation S funding as per the Private Placement Memorandum dated November 23, 1992, this Amendment No. 1 shall be cancelled and no longer remain in farce or effect.

All other provisions of the Employment Agreement remain in full force and effect and are not effected by this Amendment No. 1.

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If the foregoing correctly Sets forth the understanding between Clark and Synthetic, please so Indicate in the space provided below for the purpose whereupon this letter shall constitute a binding amendment to the Employment Agreement. This Amendment No. l may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument.

Very truly yours,
SYNTHETIC BLOOD INTERNATIONAL, INC.

By:	/s/
Roger A. Ekbom
Chairman of the Board

CONFIRMED AND AGREED TO:
/s/
Leland C Clark, Jr., Ph.D. 1993.

Dated: January 16, 1993.

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SYNTHETIC BLOOD INTERNATIONAL, INC.

402 West Broadway Street, Suite 400

San Diego, California 92101

March 6, 1993

Leland C. Clark, Jr., Ph.D.

111 South Walnut Street

Yellow Springs, Ohio 45387

Re:	Amendment No. 2 to Employment Agreement dated November 20, 1992, between Synthetic Blood International, Inc. (“Synthetic”) and Leland C. Clark, Jr., Ph.D. (“Clark”), as amended by Amendment No. 1 thereto, dated January 16, 1993 (“Amendment No. 1 and collectively with the November 20, 1992 Employment Agreement, the “Employment Agreement”).

Dear Dr. Clark:

Reference is made to the Employment Agreement between Clark and synthetic and to Amendment No. 1 thereto. This Amendment No. 2 to the Employment Agreement (the “Amendment No. 2”) is being entered into to amend and clarify certain provisions of Amendment No. 1, which Clark and Synthetic desire to do. Accordingly, Amendment No. 1 is hereby amended and clarified as follows (defined trims used herein and not defined herein shall have the meanings set forth in Amendment No. 1).

1. The term “Employment Agreement” as used in Amendment No. 1 shall mean the Employment Agreement, dated November 20, 1992, between Synthetic and Clark.

2. The term “Convertible Debentures” as used in Amendment No. 1 shall mean an aggregate of $780,000.00 in principal amount of Convertible Debentures (and the associated warrants issued in connection therewith) issued on April 3, 1992 ($210,000.00 in principal amount), April 24, 1992 ($214,000.00 in principal amount), July 24,1992 ($160,000.00 in principal amount), September 30, 1992 ($100,000.00 principal amount) and November 20, 1992 ($100,000.00 in principal amount).

3. The words “which are set Earth on pages 5 & 6 of the Employment agreement” set forth in the ninth and tenth lines of the first full paragraph on page 2 of Amendment No. 1 (which begins “Clark hereby agrees. . .” and ends with” . . . set forth in the Employment Agreement”) are hereby deleted.

4. Paragraph (3) of Amendment No. 1 (which begins “(3) Clark hereby acknowledges and consents to . . ..” and ends with “. . . any of the terms and conditions of the Employment Agreement” is hereby renumbered paragraph 3(a), and the following paragraph 3(b) is hereby added:

“(b) in the event that Synthetic defaults on its obligations under the Convertible Debentures and the Secured Parties foreclose and take title to the Intellectual property rights (or any portion thereof) constituting a portion of the security interest granted to the Secured Parties pursuant to the Security Agreement, more particularly described as all right, title and interest of Synthetic in and to the general intangibles (directly by license or otherwise), described as (i) Synthetic’s interests and rights in U.S. Patent No. 4,105,798 and its foreign counterpart patents and the U.S. Patent No. 3,911,238 and its foreign counterpart patents, and (ii) all intellectual property rights, trade secrets, formulae, data, know-how, copyrights and copyright applications (such intellectual property rights collectively referred to herein as the “Intellectual Property Rights”), then for a period of two (2) years from the date on which the Secured Parties obtain title to such Intellectual Property Rights Clark shall have the right to purchase from Secured Parties all, but not less than all, of the Intellectual Property Rights so transferred to the Secured Parties at a purchase price equal to the full amount of the default in payment obligations under the Convertible Debentures which default resulted in the foreclosure by the Secured Parties, plus accrued interest from the date of each such default to the date of repurchase of the Intellectual Property Rights by Clark at a simple rate of interest equal to the lesser of (a) 7% or (b) the highest rate of interest permitted to be charged pursuant to the laws of the State of California governing usury then in effect.

5. The last two fall paragraphs on page 2 of Amendment No. 1 (which begins “This Amendment No. 1 which is in full force . . .” and ends with “. . . are not effected by this Amendment No. 1” are hereby deleted in their entirety and replaced with the following:

“This Amendment No. I is in full force and effect as of January 16, 1993, the date of its execution. Notwithstanding the foregoing, in the event that an Initial Closing (as defined in the Private Placement Memorandum) with respect to the sale of Units does not occur in accordance with the terms and conditions of the Private Memorandum, as such document may be amended or supplemented, then paragraph number (2) (and only paragraph number (2) of the text of this Amendment No. 1 (as in effect on the date hereof or as may subsequently be amended by Synthetic and Clark) shall be rescinded and shall be null and void and of no force and effect. All other provisions of the Employment Agreement and this Amendment No. 1 are in full force and effect and shall remain in full force and effect regardless of whether an initial Closing with respect to the Units occurs.”

If the foregoing correctly, sets forth the understanding between Clark and Synthetic, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding amendment to Amendment No. 1, and together with the Employment Agreement shall constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede all prior arrangements, understandings, negotiations and

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agreements of the parties hereto with respect to the subject matter hereof. This Amendment No. 2 may be executed in counterpart, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument.

Very truly yours,
SYNTHETIC BLOOD INTERNATIONAL, INC.

By:	/s/
Roger A. Ekbom
Chairman of the Board

CONFIRMED AND AGREED TO:

/s/
Leland C. Clank, Jr., Ph.D.

Date: March 7,1993

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